Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO

THE SECOND AMENDED AND RESTATED

CERTIFICATE OF FORMATION

AND OPERATING AGREEMENT

OF

MUNICIPAL MORTGAGE & EQUITY, LLC

CHANGING ITS NAME TO

MMA CAPITAL MANAGEMENT, LLC

Pursuant to the Delaware Limited Liability Company Act, the undersigned hereby certifies as follows:

1.	The name of the Limited Liability Company is Municipal Mortgage & Equity, LLC (the "Company").

2.	The Second Amended and Restated Certificate of Formation and Operating Agreement of the company is hereby amended as follows:

a.	“FIRST: The name of the limited liability company is MMA Capital Management, LLC.”

b.	“Article 2.2 Company Name. The name of the Company is “MMA Capital Management, LLC.”

3.	This change of name has been duly approved by the Board of Directors of the Company.

4.	This Certificate of Amendment shall be effective at 5:00 p.m., E.S.T. on September 29, 2014.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 19th day of September, 2014.

/s/ J. Brooks Martin
Brooks Martin
Authorized Agent